                                                                    EXHIBIT 10.2

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                              STOCKHOLDER AGREEMENT


                                  BY AND AMONG

                              JLL ARGOSY APRIA, LLC

                      CIBC WG ARGOSY MERCHANT FUND 2, LLC,

                    JOSEPH LITTLEJOHN & LEVY FUND III, L.P.,

                           RELATIONAL INVESTORS, LLC,

                               HBI FINANCIAL, INC.

                                       AND

                           APRIA HEALTHCARE GROUP INC.




                          DATED AS OF FEBRUARY 3, 1998


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
                                TABLE OF CONTENTS

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RECITALS...........................................................................1

ARTICLE I.

        DEFINITIONS...............................................................1
        Section 1.1    Definitions................................................1
                       ----------
ARTICLE II.

        ACQUISITION OF ADDITIONAL SHARES AND VOTING...............................7
        Section 2.1.   Acquisition of Additional Shares...........................7
                       --------------------------------
        Section 2.2.   Voting.....................................................7
                       ------
        Section 2.3.   Further Restrictions on Conduct............................8
                       -------------------------------
        Section 2.4.   Support for Recapitalization...............................9
                       ----------------------------
ARTICLE III.

        RESTRICTIONS ON TRANSFER..................................................9
        Section 3.1.   Restrictions on Transfer...................................9
                       ------------------------
        Section 3.2.   Legends...................................................11
                       -------

ARTICLE IV.

        BOARD OF DIRECTORS.......................................................11
        Section 4.1.   Initial Composition of the Board..........................11
                       --------------------------------
        Section 4.2.   Subsequent Composition of the Board.......................12
                       -----------------------------------
        Section 4.3.   Investor Interested Transactions..........................15
                       --------------------------------

ARTICLE V.

        REGISTRATION RIGHTS.....................................................16
        Section 5.1.   Demand Registrations.....................................16
                       --------------------
        Section 5.2.   Piggyback Registrations..................................18
                       -----------------------
        Section 5.3.   Withdrawal Rights........................................20
                       -----------------
        Section 5.4.   Holdback Agreements......................................21
                       -------------------



                                       i
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
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        Section 5.5.   Registration Procedures..................................22
                       -----------------------
        Section 5.6.   Registration Expenses....................................28
                       ---------------------
        Section 5.7.   Indemnification..........................................28
                       ---------------

ARTICLE VI.

        REPRESENTATIONS AND WARRANTIES..........................................31
        Section 6.1.   Representations and Warranties of the Company............31
                       ---------------------------------------------
        Section 6.2.   Representations and Warranties of the Investor...........31
                       ----------------------------------------------

ARTICLE VII.

        GENERAL PROVISIONS......................................................32
        Section 7.1.   Notices..................................................32
                       -------
        Section 7.2.   Assignment; Binding Effect; Benefit; Successors..........34
                       -----------------------------------------------
        Section 7.3.   Entire Agreement.........................................34
                       ----------------
        Section 7.4.   Amendment................................................34
                       ---------
        Section 7.5.   Governing Law; Venue and Jurisdiction....................34
                       -------------------------------------
        Section 7.6.   Counterparts; Effective Date.............................35
                       ----------------------------
        Section 7.7.   Headings.................................................35
                       --------
        Section 7.8.   Interpretation...........................................35
                       --------------
        Section 7.9.   Severability.............................................35
                       ------------
        Section 7.10.  Enforcement of Agreement.................................35
                       ------------------------

                               STOCKHOLDER AGREEMENT


        THIS STOCKHOLDER AGREEMENT, dated as of February 3, 1998 (the "Agreement") is made by and among JLL Argosy Apria, LLC, a Delaware limited liability company (the "Investor"), Joseph Littlejohn & Levy Fund III, L.P., the manager member of the Investor ("JLL"), CIBC WG Argosy Merchant Fund 2, LLC ("Argosy"), a member of the Investor, Relational Investors, LLC ("Relational"), HBI Financial, Inc. ("HBI") and Apria Healthcare Group Inc., a Delaware corporation (the "Company").


                                     RECITALS

        Concurrently with the execution and delivery of this Agreement, the parties have entered into a stock purchase agreement (the "Stock Purchase Agreement") pursuant to which the Investor will acquire from the Company 12.3 million shares (the "Initial Shares") of the Company's common stock, par value $.001 per share ("Common Stock") and warrants (the "Warrants") to purchase 5.0 million shares of Common Stock (the "Warrant Shares," and, together with the Initial Shares, the "Investor Shares"); and

        The parties desire to set forth herein certain agreements concerning the ownership, voting and disposition of the Investor Shares, the governance of the Company and certain other matters.

        NOW THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                     AGREEMENT

                                    ARTICLE I.

                                    DEFINITIONS

        Section 1.1   Definitions.

        "Affiliate": of any Person, means (i) any other Person controlling, controlled by or under common control with such Person, (ii) any director or executive officer of such Person or of any Affiliate of such Person and (iii) any family member of any director or executive officer of such Person or any director or executive officer of any Affiliate of such Person.

        "Agreement":  is defined in the preamble to this Agreement.

        "Argosy": shall mean CIBC WG Argosy Merchant Fund 2, L.L.C., a member of the Investor.

        "Beneficially Own" or "Beneficial Ownership": with respect to any securities shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

        "Board":  shall mean the Board of Directors of the Company.

        "CIBC": shall mean Canadian Imperial Bank of Commerce, an Affiliate of Argosy.

        CIBC Fiduciary Shares": means any shares of Common Stock held by CIBC or any of its Affiliates in a fiduciary capacity for the account of customers of CIBC or such Affiliates in connection with CIBC Ordinary Course Financial Service and Brokerage Activities.

        "CIBC Ordinary Course Financial Service and Brokerage Activities": means certain financial service and brokerage activities pursuant to which CIBC or certain of its Affiliates may buy, sell or hold securities including securities of the Company for itself and for its customers provided that CIBC or such Affiliate (i) is acting in such capacity in the ordinary course of its business and not in concert with the Investor and (ii) there is no oral, written, electronic or other communication between CIBC or such Affiliate on the one hand, and either Argosy, JLL or the Investor, on the other hand, with respect to the Company, the Investor's investment in the Company or the participation of certain representatives of the Investor in the Board of Directors of the Company.

        "Common Stock":  is defined in the recitals to this Agreement.

        "Company":  is defined in the preamble to this Agreement.

        "Demand":  is defined in Section 5.1(a)(i) of this Agreement.

        "Demand Registration Statement": shall mean a registration statement filed by the Company pursuant to Section 5.1(a)(i) of this Agreement.

        "Demanding Sellers":  is defined in Section 5.1(f) of this Agreement.

        "Exchange Act": shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

        "HBI Director" shall mean any person designated by HBI to serve as a member of the Board, including any person who becomes a member of the Board pursuant to Section 4.2(c).

        "Initial Shares":  is defined in the recitals to this Agreement.

        "Investor Director": shall mean any person designated by the Investor to serve as a member of the Board, including any person who becomes a member of the Board pursuant to Section 4.2(a).

        "Investor":  is defined in the preamble to this Agreement.

        "Investor Shares":  is defined in the recitals to this Agreement.

        "Investor Interested Transaction": shall mean any transaction with or involving the Investor or any of its Affiliates, on the one hand, and the Company or any of its Affiliates other than the Investor, on the other hand, or relating to this Agreement, including, without limitation, any amendment, modification or waiver of this Agreement and any action or determination with respect to the enforcement of the Company's rights, or performance of the Company's obligations, under this Agreement.

        "Internal Expenses":  is defined in Section 5.6 of this Agreement.

        "JLL": shall mean Joseph Littlejohn & Levy III, L.P., the manager member of the Investor.

        "Maximum Demand Number": is defined in Section 5.1(f) of this Agreement.

        "Maximum Piggyback Number": is defined in Section 5.2(b) of this Agreement.

        "Other Demanding Sellers": is defined in Section 5.2(b) of this Agreement.

        "Other Demand Rights":  is defined in Section 5.2(b) of this Agreement.

        "Permitted Transferee": shall mean, with respect to each Person bound by the terms of this Agreement, (i) any other Investor; (ii) in respect of the Investor, any descendant, Affiliate or associate (as such term is defined in Rule 405 of the Securities Act) of the Investor or any other Permitted Transferee of such Affiliate; (iii) the Company; (iv) in the event of the dissolution, liquidation or winding up of any such Person that is a corporation or a partnership, the partners of a partnership that is such Person, the stockholders of a corporation that is such Person or a successor partnership all of the partners of which or a successor corporation all of the stockholders of which are the Persons who were the partners of such partnership or the stockholders of such corporation immediately prior to the dissolution, liquidation or winding up of such Person; (v) a transferee by testamentary or intestate disposition; (vi) a transferee by inter vivos transfer to the transferring Person's spouse, children and/or other lineal descendants; (vii) a trust transferee by inter vivos transfer, the beneficiaries of which are the transferring Person, spouse, children and/or other lineal descendants; (viii) a successor nominee or trustee for the beneficial owner of the shares for which such Person acts as nominee or trustee, as the case may be; or (ix) an institutional lender for money borrowed pursuant to a bona fide pledge of or the granting of a security interest in the Investor's Registrable Securities; provided, however, that any such Permitted Transferee shall have agreed in writing in form and substance satisfactory to the Company to be bound by, and hold the Registrable Securities acquired by it subject to, the terms of this Agreement.

        "Person": shall mean any natural person, corporation, partnership, limited liability company, firm, association, trust, "group" within the meaning of Section 13(d)(3) of the Exchange Act, government, governmental agency, or other legal entity, whether acting in an individual, fiduciary or other capacity.

        "Piggyback Notice": shall mean the notice the Company shall provide to the Investor as required by Section 5.2(a) of this Agreement.

        "Piggyback Seller": shall mean any holder of Registrable Securities seeking to sell such securities in such Piggyback Registration and provided by
Section 5.2(b) of this Agreement.

        "Piggyback Offering": shall have the meaning ascribed in Section 5.2(b)(i) of this Agreement.

        "Piggyback Registration Statement": shall mean a registration statement filed by the Company on its own behalf or on behalf of another stockholder under which the Investor includes Investor Shares pursuant to Section 5.2(a) of this Agreement.

        "Prospectus": shall mean any prospectus included in the Registration Statement, including any resale prospectus and any preliminary prospectus, and any amendment or supplement thereto, and in each case including all material incorporated by reference therein.

        "Recapitalization Closing": shall mean the Closing as defined in the Stock Purchase Agreement.

        "Relational Director" shall mean any person designated by Relational to serve as a member of the Board, including any person who becomes a member of the Board pursuant to Section 4.2(b).

        "Registrable Securities":  shall mean any Investor Shares or Warrants.

        "Registration Expenses": shall mean any and all expenses incident to performance of or compliance with Section 5.6 hereof, including, without limitation: (i) all applicable registration and filing fees imposed by the SEC and any national securities exchange on which shares of Common Stock are then listed; (ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the Company in connection with qualification of any of the Registrable Securities under any state securities or blue sky laws and the preparation of a blue sky memorandum) and compliance with the rules of the any such national securities exchange; (iii) all expenses of any Persons in preparing or assisting in preparing, printing and distributing the Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with Section 5.6 hereof; and (iv) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses relating to any special audits or "comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions, the fees and disbursements of counsel representing the Investor and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by the Investor.

        "Registration Statement": shall mean a Demand Registration Statement or a Piggyback Registration Statement, as applicable.

        "SEC":  shall mean the United States Securities and Exchange Commission.

        "Securities Act": shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, as the same shall be in effect at the time.

        "Stock Purchase Agreement": is defined in the recitals to this Agreement.

        "Termination Date": shall mean the seventh anniversary of the Recapitalization Closing.

        "Total Voting Power": at any time shall mean the total combined voting power in the general election of directors of all the Voting Securities then outstanding.

        "Transfer": shall mean any sale, transfer, pledge, encumbrance or other disposition.

        "Unaffiliated Director": shall mean any member of the Board: (i) who is not an Investor Director; (ii) who is not an Affiliate of, or partner or investor in, the Investor, Argosy or JLL and who has no material business, financial or familial relationship with the Investor, Argosy or JLL or any of their Affiliates that could reasonably be expected to affect such director's judgment; and (iii) except in the case of the Chief Executive Officer of the Company, is not an officer or employee of the Company or any of its subsidiaries.

        "Voting Securities": shall mean at any time shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors.

        "Warrants":  are defined in the recitals to this Agreement.

        "Warrant Shares":  are defined in the recitals to this Agreement.

                                   ARTICLE II.

                   ACQUISITION OF ADDITIONAL SHARES AND VOTING

        Section 2.1.  Acquisition of Additional Shares.

        (a) Until the Termination Date, the Investor, Argosy and JLL covenant and agree with the Company that they will not, and will not permit any of their Affiliates to, acquire Beneficial Ownership of any Voting Securities other than the Investor Shares; provided, however, that the Investor, Argosy and/or JLL may acquire Beneficial Ownership of additional Voting Securities in the event that the number of shares of Voting Securities outstanding increases prior to the Termination Date, subject to the limitation that the Voting Securities Beneficially Owned by them shall not in the aggregate exceed 33.6% of the Total Voting Power.

        (b) If at any time, as the result of any transaction or circumstances, the Investor and its Affiliates shall acquire Beneficial Ownership of any Voting Securities other than the Investor Shares, inadvertently or otherwise, in violation of this Agreement, then the Investor shall promptly take such action as may be necessary or appropriate to divest such Beneficial Ownership of Voting Securities.

        (c) Notwithstanding anything herein to the contrary, CIBC Fiduciary Shares shall not be treated as being Beneficially Owned by an Affiliate of the Investor for purposes of this Section 2.1.

        Section 2.2.  Voting.

        (a) From and after the Recapitalization Closing, until the Termination
Date:

            (i) at each annual or special meeting of the stockholders of the Company, each of the Investor, and, for so long as there is a Relational Director on the Board, Relational and, for so long as there is an HBI Director on the Board, HBI shall cause all Voting Securities Beneficially Owned by each of them and any of their Affiliates to be present or represented for the purpose of establishing a quorum; and

            (ii) subject to Section 2.2(b), in each election of directors of the Company, each of the Investor and, for so long as there is a Relational Director on the Board, Relational and, for so long as there is an HBI Director on the Board, HBI shall cause all Voting Securities Beneficially Owned by each of them and any of their Affiliates to be voted (A) for the Investor Directors or designee(s) of the Investor pursuant to Section 4.2(a), (B) for the Relational Director or designee of Relational pursuant to Section 4.2(b), (C) for the HBI Director or designee of HBI pursuant to Section 4.2(c) and (D) for the other nominees for the Company's Board nominated in accordance with Section 4.2(d).

        (b) Notwithstanding Section 2.2(a)(ii), neither Relational nor HBI shall be obligated to cause all Voting Securities Beneficially Owned by either of them and any of their Affiliates to be voted in accordance with the Board's recommendation as to the Unaffiliated Directors or for the Investor Directors or designee(s) of the Investor pursuant to Section 4.2(a) if Relational or HBI, as the case may be, delivers notice to each of the Company and the Investor, not later than 10 days after the date on which the Board sets the record date for the meeting of stockholders at which such election of directors shall take place, of its intention not to vote in accordance with Section 2.2(a)(ii). Upon receipt of such notice from either Relational or HBI, as the case may be, (i) the Board shall have no further obligation to nominate for election or appoint as a director of the Company and the Investor shall have no further obligation to cause Voting Securities Beneficially Owned by it or any of its Affiliates to be voted in favor of the election of the Relational Director or designee of Relational pursuant to Section 4.2(b) or the HBI Director or designee of HBI pursuant to Section 4.2(c), as the case may be.

               Notwithstanding anything herein to the contrary, for purposes of this Section 2.2, CIBC Fiduciary Shares shall not be treated as being Beneficially Owned by an Affiliate of the Investor.

        Section 2.3. Further Restrictions on Conduct. The Investor covenants and agrees with the Company that until the Termination Date, neither it nor any of its Affiliates shall:

        (a) initiate, propose, make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" to vote, or seek to influence any Person with respect to the voting of, any Voting Securities, or become a "participant" in a "solicitation" or "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act), in any election contest with respect to the election or removal of the members of the Board, except for any of the foregoing actions taken in support of any recommendation of the Board;

        (b) other than a transaction permitted by Section 3.1 (b) (iv) hereof, solicit, offer, seek or propose to acquire shares of Common Stock in excess of the number of shares permitted by this Agreement, whether directly or indirectly through a tender offer, proxy or consent solicitation, exchange offer, merger proposal or otherwise; provided, however, that this provision shall not prohibit the Investor from making any such proposals to the Board subject to the provisions of Section 4.3 hereof.

        (c) become a member of a "group" within the meaning of Section 13(d)(3) of the Exchange Act with any person other than the Investor and its Affiliates.

               Notwithstanding anything herein to the contrary, for purposes of this Section 2.3, CIBC Fiduciary Shares shall not be treated as being Beneficially Owned by an Affiliate of the Investor.

        Section 2.4. Support for Recapitalization. Each of Relational and HBI agrees that, subject to its fiduciary duties to its investors (as it may determine in its discretion), (i) it will not sell any Voting Securities Beneficially Owned by its as of the date hereof on or prior to the record date for the Company Meeting (as such term is defined in the Stock Purchase Agreement) and, (ii) it will cause all Voting Securities Beneficially Owned by it on the record date to be voted in favor of approval of the transactions contemplated by the Stock Purchase Agreement.

                                  ARTICLE III.

                            RESTRICTIONS ON TRANSFER

        Section 3.1. Restrictions on Transfer. The Investor covenants and agrees with the Company that:

        (a) until the second anniversary of the date of this Agreement, the Investor will not Transfer any of the Investor Shares or Warrants to any Person other than a Permitted Transferee; and

        (b) after the second anniversary of the date of this Agreement, the Investor will not Transfer any Investor Shares or Warrants except through:

            (i) a Transfer through a bona fide underwritten public offering registered under the Securities Act effected in accordance with the provisions of Article V hereof, with an underwriter or underwriters and pursuant to procedures reasonably acceptable to the Company, intended to achieve a broad public distribution of the Investor Shares or Warrants covered thereby;

            (ii) Transfers in normal and customary open-market transactions on a national securities exchange, provided that the total number of Investor Shares or Warrants so transferred by the Investor in any one-week period shall not exceed the greater of (a) one percent (1%) of the outstanding shares of the Company's Common Stock or (b) twenty percent (20%) of the average weekly trading volume for Common Stock for the four weeks immediately preceding the week in which the relevant Transfer occurs;

            (iii) a Transfer of Investor Shares or Warrants, other than pursuant to (ii) above, provided that: (A) the aggregate number of Investor Shares and Warrants so Transferred in any transaction or series of related transactions with any Person does not exceed five percent (5%) of the Voting Securities then outstanding and (B) the Person to whom the Investor Shares or Warrants are transferred does not and will not, as the result of such Transfer, Beneficially Own Voting Securities aggregating five percent (5%) or more of the total number of Voting Securities then outstanding;

            (iv) a Transfer of all or substantially all of the Investor Shares in a transaction involving the opportunity for all holders of Voting Securities other than the Investor to dispose of all or a proportionate part of such Voting Securities for the same consideration as, and on terms and conditions not materially less favorable than those available to the Investor; and

            (v) a Transfer by the Investor to a Permitted Transferee.

        (c) Until the expiration of this Agreement, the Investor will not Transfer Warrants unless, prior thereto or concurrently therewith, the Investor has Transferred or Transfers a percentage of the Initial Shares equal to the percentage of the Warrants proposed to be Transferred.

        Section 3.2. Legends. Each stock and warrant certificate representing any Investor Shares or Warrants now held or hereafter acquired by the Investor or its transferee, unless registered pursuant to Article V hereof, shall bear the following legend:

                "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE ACT AND SUCH LAWS, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF FEBRUARY 3, 1998 (THE "AGREEMENT"), WHICH CONTAINS PROVISIONS REGARDING CERTAIN RESTRICTIONS ON THE VOTING AND TRANSFER OF SUCH SECURITIES AND CERTAIN OTHER MATTERS. A COPY OF SUCH AGREEMENT IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY. ANY TRANSFER OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IN VIOLATION OF THE AGREEMENT IS NULL AND VOID."


                                   ARTICLE IV.

                               BOARD OF DIRECTORS

        Section 4.1.  Initial Composition of the Board.

        (a) Effective upon the Recapitalization Closing, the number of directors comprising the Board shall be nine (9).

        (b) Effective upon the Recapitalization Closing, the number of Investor Directors shall be three, and shall be the individuals identified on Exhibit A. Two (2) of the Investor Directors shall be appointed to the class of the Board whose term expires in 2001 and one (1) Investor Director shall be appointed to the class of the Board whose term expires in 2000.

        (c) Effective upon the Recapitalization Closing, the number of Unaffiliated Directors shall be six, and shall be the individuals identified on Exhibit B. The Chief Executive Officer of the Company, who shall be nominated by the Investor and approved by the Board, shall also be an Unaffiliated Director.

        (d) During the term of this Agreement:

            (i) an Investor Director shall be appointed as a member of each of the executive, audit, compensation and nominating committees of the Board and of any other committee constituted from time to time by the Board; and

            (ii) the HBI Director shall be appointed as a member of not less than two of the above-mentioned committees of the Board and the Relational Director shall be appointed as a member of not less than two of the above-mentioned committees of the Company's Board; provided that either the HBI Director or the Relational Director shall be a member of each such committee and of any other committee constituted from time to time by the Board.

        (e) The Board shall promptly take any action necessary to authorize and empower the committee described in Section 6.5(c) of the Stock Purchase Agreement.

        Section 4.2. Subsequent Composition of the Board. From and after the Recapitalization Closing:

        (a) The Company's Board shall nominate for election or appoint as a director of the Company, as the case may be, one or more designees of the Investor (i) at each meeting of the Company's stockholders as necessary, (ii) upon the death, resignation, retirement, disqualification or removal from office of any Investor Director, or (iii) upon any increase in the size of the Board such that, subject to Section 4.2(e) hereof Investor Directors shall constitute 33 1/3 of the Board (rounded to the nearest whole person). It is understood that each Investor Director will have agreed with the Investor to resign from the Board at the written request of the Investor. The Company shall use all reasonable efforts to solicit proxies in favor of and obtain the election of each such nominee.

        (b) Subject to subparagraph (f) hereof, the Company's Board shall nominate for election or appoint as a director of the Company, as the case may be, one or more designees of Relational (i) at each meeting of the Company's stockholders at which the term of Ralph Whitworth (or a successor director elected or appointed pursuant to this Section 4.2(b)) expires or (ii) upon the death, resignation, retirement, disqualification or removal from office of Ralph Whitworth (or of a successor director elected or appointed pursuant to this Section 4.2(b)). The Company shall use all reasonable efforts to solicit proxies in favor of and obtain the election of each such nominee.

        (c) Subject to subparagraph (g) hereof, the Board shall nominate for election or appoint as a director of the Company, as the case may be, one or more designees of HBI (i) at each meeting of the Company's stockholders at which the term of George Argyros (or a successor director elected or appointed pursuant to this Section 4.2(c)) expires or (ii) upon the death, resignation, retirement, disqualification or removal from office of George Argyros (or of a successor director elected or appointed pursuant to this Section 4.2(c)). The Company shall use all reasonable efforts to solicit proxies in favor of and obtain the election of each such nominee.

        (d) Subject to paragraphs (b) and (c) above, the Company's Board shall nominate for election or appoint as a director of the Company, as the case may be, one or more persons satisfying the requirements of the definition of Unaffiliated Director (i) at each meeting of the Company's stockholders at which the term of any Unaffiliated Director or Directors expires, (ii) upon the death, resignation, retirement, disqualification or removal from office of any Unaffiliated Director or Directors. The Company shall use all reasonable efforts to solicit proxies in favor of and obtain the election of each such nominee.

        (e) The number of Investor Directors which the Investor shall be entitled to designate shall be reduced from time to time in accordance with the following:

            (i) if, at the date of determination, the number of Investor Shares Beneficially Owned by the Investor is less than fifty percent (50%) of the number of shares and Warrants constituting the Initial Shares and Warrants (as adjusted for stock dividends, splits, recombinations and the like) or is less than ten percent (10%) of the Total Voting Power, the number of Investor Directors that the Investor shall be entitled to designate shall be reduced to two-ninths of the Company's Board (rounded to the nearest whole person); and

            (ii) if, at the date of determination, the number of Investor Shares Beneficially Owned by the Investor is less than five percent (5%) of the Total Voting Power, the number of Investor Directors that the Investor shall be entitled to designate shall be reduced to one-ninth of the Company's Board (rounded to the nearest whole person); and

            (iii) if the number of Investor Shares Beneficially Owned by the Investor is less than two percent (2%) of the Total Voting Power (which percentage shall be adjusted to take into consideration any issuance of additional shares of Common Stock by the Company having a dilutive effect on the voting power of the Investor Shares Beneficially Owned by the Investor), the obligations of the Company set forth in Section 4.2(a) with respect to the Investor shall cease, and the Company shall not be required to nominate for election or appoint as a director of the Company any designee of the Investor.

        In any circumstance set forth in subparagraphs (i), (ii) and (iii) above, when the Number of Investor Directors is to be reduced , the Investor shall direct one or more Investor Directors to tender his resignation (which resignation need not be accepted by the Board).

        (f) If (i) the number of shares of Voting Securities Beneficially Owned by Relational is less than two percent (2%) of the Total Voting Power (which percentage shall be adjusted to take into consideration any issuance of additional shares of Common Stock by the Company having a dilutive effect on the voting power of the shares Beneficially Owned by Relational) and the number of shares of Voting Securities Beneficially Owned by Relational is less than fifty percent (50%) of the number of shares of Voting Securities Beneficially Owned by Relational on the date hereof or (ii) Relational engages in or becomes a member of a group that engages in a proxy contest to oppose election of the directors nominated by the

Board pursuant to Section 4.2(a) or Section 4.2(d) or becomes a member of a group that has as its purpose the approval of a transaction that will result in a change of control of the Company, then the Relational Director shall tender his resignation from the Board (which resignation need not be accepted by the Board) and the obligations set forth in Section 2.2 with respect to Relational shall cease, and the Company shall not be required to nominate for election or appoint as a director of the Company any designee of Relational.

        (g) If (i) the number of shares of Voting Securities Beneficially Owned by HBI is less than two percent (2%) of the Total Voting Power (which percentage shall be adjusted to take into consideration any issuance of additional shares of Common Stock by the Company having a dilutive effect on the voting power of the shares Beneficially Owned by HBI), and the number of shares of Voting Securities Beneficially owned by HBI is less than fifty percent (50%) of the number of shares of Voting Securities Beneficially Owned by HBI on the date hereof or (ii) HBI engages in or becomes a member of a group that engages in a proxy contest to oppose election of the directors nominated by the Board pursuant to Section 4.2(a) or Section 4.2(d) or becomes a member of a group that has as its purpose the approval of a transaction that will result in a change of control of the Company, then the HBI Director shall tender his resignation from the Board (which resignation need not be accepted by the Board) and the obligations set forth in Section 2.2 with respect to HBI shall cease, and the Company shall not be required to nominate for election or appoint as a director of the Company any designee of HBI.

        Section 4.3. Investor Interested Transactions. The Company shall not take any action or make any determination relating to an Investor Interested Transaction, unless such action or determination has been approved by the affirmative vote of a majority of the Unaffiliated Directors. Notwithstanding the foregoing, the Company shall not take any action or make any determination relating to an Investor Interested Transaction involving (i) the payment of a management, consulting, advisory or other similar fee to the Investor or any of its members or any Affiliate of the Investor or any of its members, (ii) except as permitted by Section 2.1 (a) the acquisition by the Investor or any of its Affiliates of shares of Common Stock in excess of the Initial Shares and Warrant Shares or (iii) the participation by the Investor or any of its Affiliates in any recapitalization or any transaction described in Rule 13e-3(a)(3) of the Securities Exchange Act of 1934, as amended, involving the Company, unless such action or determination has been approved by the affirmative vote of all of the Unaffiliated Directors provided; however, that if such action or determination relating to an Interested Investor Transaction is approved by a majority of the

Unaffiliated Directors, then such action or determination relating to an Interested Investor Transaction may be submitted to a vote of all holders of Voting Securities other than the Investor, JLL, Argosy and any of their Affiliates and upon the affirmative vote of a majority of such Voting Securities not Beneficially Owned by the Investor, JLL, Argosy and any of their Affiliates, the Company may enter into or participate in such Investor Interested Transaction. The Investor agrees that the Investor shall not, and shall not take any action that would cause the Company to, enter into or participate in any Investor Interested Transaction that has not been approved by the Unaffiliated Directors as required by this Section 4.3.

                                   ARTICLE V.

                               REGISTRATION RIGHTS

        Section 5.1.   Demand Registrations.

        (a) Requests for Registration. The Investor shall be entitled to make a written request of the Company (a "Demand") for registration under the Securities Act of all or part of the Registrable Securities held by the Investor (a "Demand Registration"); provided, however, that the Company shall not be required to honor any Demand unless it relates to the sale of at least an aggregate of $25,000,000 or more in fair market value of Registrable Securities. Such Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered and (ii) the intended method of distribution in connection with such Demand Registration to the extent then known.

        (b) Number of Demands. The Investor shall be entitled in the aggregate to four (4) Demand Registrations.

        (c) Satisfaction of Obligations. A registration shall not be deemed to constitute one of the four (4) Demand Registrations referred to in Section 5.1(b) above unless (i) the applicable registration statement under the Securities Act has been filed with the SEC with respect to such Demand Registration, and (ii) such registration statement shall have been maintained continuously effective for a period of at least ninety (90) days or such shorter period as all Registrable Securities included therein have been disposed of thereunder in accordance with the manner of distribution set forth in such registration statement, except as otherwise provided herein.

        (d) Availability of Short Form Registrations. The Company shall use its best efforts to comply with the requirements for use of short form registration for the sale of securities under the Securities Act.

        (e) Restrictions on Demand Registrations. The Company shall not be obligated (i) in the case of a Demand Registration, to maintain the effectiveness of a registration statement under the Securities Act, for a period longer than ninety (90) days or (ii) to effect any Demand Registration within one hundred eighty (180) days after the effective date of (A) a "firm commitment" underwritten registration in which the Investor was given "piggyback" rights pursuant to Section 5.2 hereof (provided that, with respect to such a registration in which such piggyback rights were exercised, the Investor was permitted to include in such registration at least 75% of the Registrable Securities that the Investor sought to include therein) or (B) any other Demand Registration. In addition, the Company shall be entitled to postpone (upon written notice to the Investor) for up to one hundred eighty
(180) days the filing or the effectiveness of a Registration Statement in respect of a Demand (but no more than once in any period of twelve (12) consecutive months) if the Board determines in good faith and in its reasonable judgment that effecting the Demand Registration in respect of such Demand would have a material adverse effect on any proposal or plan by the Company to engage in any debt or equity offering, material acquisition or disposition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer or other similar transaction. In the event of a postponement by the Company of the filing or effectiveness of a registration statement in respect of a Demand, the Investor shall have the right to withdraw such Demand in accordance with Section 5.3 hereof.

        (f) Participation in Demand Registrations. The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of the Investor. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Investor (which such underwriter shall be reasonably acceptable to the Company and whose fees and expenses shall be borne solely by the Company) advises the Company and the Investor that, in its opinion, the inclusion of all the Registrable Securities and, if authorized pursuant to this paragraph, other securities of the Company, in each case, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Demand Registration only such securities as the

Company and the holders of Registrable Securities sought to be registered therein ("Demanding Sellers") are advised by such underwriter can be sold without such an effect.

        (g) Other Registrations. If the Company has received a Demand and if the applicable registration statement in respect of such Demand has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company, including, without limitation, a registration on Form S-4 or S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least ninety (90) days has elapsed from the effective date of any Demand Registration, unless a shorter period of time is approved by the Investor. Notwithstanding the foregoing, the Company shall be entitled to postpone any such Demand Registration and may file or cause to be effected such other registration in accordance with the terms of Section 5.1(e) hereof.

        Section 5.2.    Piggyback Registrations.

        (a) Right to Piggyback. During the Registration Period, whenever the Company proposes to register, on its own behalf or on behalf of Persons exercising Other Demand Rights, any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (other than a registration relating to the Company employee benefit plans, exchange offers by the Company or a merger or acquisition of a business or assets by the Company including, without limitation, a registration on Form S-4 or Form S-8 or any successor form) (a "Piggyback Registration"), the Company shall give the Investor prompt written notice thereof (but not less than ten (10) days prior to the filing by the Company with the SEC of any registration statement with respect thereto). Such notice (a "Piggyback Notice") shall specify, at a minimum, the number of securities proposed to be registered, the proposed date of filing of such registration statement with the SEC, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known), and a good faith estimate by the Company of the proposed minimum offering price of such securities. Upon the written request of the Investor given within ten (10) business days of the Investor's receipt of the Piggyback Notice (which written request shall specify the number of Registrable Securities intended to be disposed of by the Investor and the intended method of distribution thereof), the Company shall include in such registration all Registrable Securities with respect to which the Company has received such written requests for inclusion.

        (b) Priority on Piggyback Registrations. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an underwritten offering, a nationally recognized independent underwriter selected by the Company (reasonably acceptable to the holders of a majority of the Registrable Securities sought to be included in such Piggyback Registration and whose fees and expenses shall be borne solely by the Company)) advises the Company and the holders of the Registrable Securities to be included in such Piggyback Registration, that, in its opinion, the inclusion of all the securities sought to be included in such Piggyback Registration by the Company, any Person who has sought to have shares registered thereunder pursuant to rights to demand under agreements other than this Agreement (other than pursuant to so-called "piggyback" or other incidental or participation registration rights) (such demand rights being "Other Demand Rights" and such Persons being "Other Demanding Sellers"), any holders of Registrable Securities seeking to sell such securities in such Piggyback Registration ("Piggyback Sellers") and any other proposed sellers, in each case, if any, would adversely affect the marketability of the securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such securities as the Company, the Other Demanding Sellers, and the Piggyback Sellers are so advised by such underwriter can be sold without such an effect (the "Maximum Piggyback Number"), as follows and in the following order of priority:

            (i) if the Piggyback Registration is an offering on behalf of the Company and not any Person exercising Other Demand Rights (whether or not other Persons seek to include securities therein pursuant to so-called "piggyback" or other incidental or participatory registration rights) (a "Primary Offering"), then (A) first, such number of securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers;

            (ii) if the Piggyback Registration is an offering other than pursuant to a Primary Offering, then (A) first, such number of securities sought to be registered by each Other Demanding Seller, in accordance with the respective rights of such Other Demanding Sellers,
        (B) second, if the number of securities to be included under clause (A) above is less than the Maximum Piggyback Number, the number of Registrable Securities sought to be registered by each Piggyback Seller, pro rata in proportion to the number of Registrable Securities sought to be registered by all the Piggyback Sellers.

        (c) Withdrawal by the Company. If, at any time after giving written notice of its intention to register any of its securities as set forth in
Section 5.2 and prior to time the registration statement filed in connection with such registration is declared effective, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Investor and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein). In the event that the Piggyback Sellers of such a registration hold the Requisite Amount of Registrable Securities, such holders may continue the registration as a Demand Registration. The continuation of such registration shall be counted as a Demand by the Investor.

        Section 5.3.  Withdrawal Rights.

        The Investor having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated for registration thereby by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities hereunder. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Requisite Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect, referring to this Agreement and summarizing this Section 5.3, and within five (5) business days following the effectiveness of such notice, either the Company or the holders of a majority of the Registrable Securities sought to be registered may, by written notices made to each holder of Registrable Securities sought to be registered and the Company, respectively, elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such five (5) business day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use its best efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (i) in accordance with an election by the Company, (ii) in accordance with an election by the Investor pursuant to Section 5.1(e) hereof, (iii) in accordance with an election by the Demanding Investor prior to the effectiveness of the applicable Demand Registration Statement or
(iv) in accordance with an election by the Investor subsequent to the effectiveness of the applicable Demand Registration Statement, if any post-effective amendment or supplement to the applicable Demand Registration Statement contains adverse information regarding the Company shall not be counted as a Demand. Except as set forth in clause (iv) of the previous sentence any Demand withdrawn in accordance with an election by the Investor subsequent to the effectiveness of the applicable Demand Registration Statement shall be counted as a Demand unless the Investor reimburses the Company for its reasonable out-of-pocket expenses (but, without implication that the contrary would otherwise be true, not including any Internal Expenses, as defined in
Section 5.6 hereof) related to the preparation and filing of such registration statement (in which event such registration statement shall not be counted as a Demand hereunder). Upon the written request of the Investor, the Company shall promptly prepare a definitive statement of such out-of-pocket expenses in connection with such registration statement in order to assist such holders with a determination in accordance with the next preceding sentence.

        Section 5.4.  Holdback Agreements.

        The Investor agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the ten (10) day period prior to the date which the Company has, notified the Investor that it intends to commence a Public Offering through the ninety (90) day period immediately following the effective date of any Demand Registration or any Piggyback Registration (in each case, except as part of such registration), or, in each case, if later, the date of any underwriting agreement with respect thereto; provided, how-ever, that the Investor shall not be obligated to comply with this Section 5.4 on more than one (1) occasion in any nine (9) month period.

        Section 5.5.   Registration Procedures.

        (a) Whenever the Investor has requested that any Registrable Securities be registered pursuant to this Agreement (whether pursuant to Demand Registration or Piggyback Registration), the Company (subject to its right to withdraw such registration as contemplated by Section 5.2(c)) shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and, in connection therewith, the Company shall as expeditiously as possible:

            (i) prepare and file with the SEC a registration statement with respect to such Registrable Securities on any form for which the Company then qualifies and is available for the sale of Registrable Securities to be registered thereunder in accordance with the intended method of distribution and use its best efforts to cause such registration statement to become effective within ninety (90) days of the date hereof;

            (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a continuous period of not less than ninety (90) days (or, if earlier, until all Registrable Securities included in such registration statement have been sold thereunder in accordance with the manner of distribution set forth therein) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in such registration statement (including, without limitation, by incorporating in a prospectus supplement or post-effective amendment, at the request of a seller of Registrable Securities, the terms of the sale of such Registrable Securities);

            (iii) before filing with the SEC any such registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to counsel selected by the Investor, counsel for the underwriter or sales or placement agent, if any, and any other counsel for holders of Registrable Securities, if any, in connection therewith, drafts of all such documents proposed to be filed and provide such counsel with a reasonable opportunity for review thereof and comment thereon, such review to be conducted and such comments to be delivered with reasonable promptness;

            (iv) promptly (i) notify each seller of Registrable Securities of each of (x) the filing and effectiveness of the registration statement and prospectus and any amendment or supplements thereto, (y) the receipt of any comments from the SEC or any state securities law authorities or any other governmental authorities with respect to any such registration statement or prospectus or any amendments or supplements thereto, and (z) any oral or written stop order with respect to such registration, any suspension of the registration or qualification of the sale of such Registrable Securities in any jurisdiction or any initiation or threatening of any proceedings with respect to any of the foregoing and (ii) use its best efforts to obtain the withdrawal of any order suspending the registration or qualification (or the effectiveness thereof) or suspending or preventing the use of any related prospectus in any jurisdiction with respect thereto;

            (v) furnish to each seller of Registrable Securities, the underwriters and the sales or placement agent, if any, and counsel for each of the foregoing, a conformed copy of such registration statement and each amendment and supplement thereto (in each case, including all exhibits thereto and documents incorporated by reference therein) and such additional number of copies of such registration statement, each amendment and supplement thereto (in such case without such exhibits and documents) the prospectus (including each preliminary prospectus) included in such registration statement and prospectus supplements and all exhibits thereto and documents incorporated by reference therein and such other documents as such seller, underwriter, agent or counsel may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Seller;

            (vi) if requested by the managing underwriter or underwriters of any registration or by the Investor, subject to approval of counsel to the Company in its reasonable judgment, promptly incorporate in a prospectus, supplement or post-effective amendment to the registration statement such information concerning underwriters and the plan of distribution of the Registrable Securities as such managing underwriter or underwriters or such holders reasonably shall furnish to the Company in writing and request be included therein, including, without limitation, with respect to the number of Registrable Securities being sold by such holders to such underwriter or underwriters, the purchase price being paid therefor by such underwriter or underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus, supplement or post-effective amendment as soon as possible after being notified of the matters to be incorporated in such prospectus, supplement or post-effective amendment;

            (vii) use its best efforts to register or qualify such Registrable Securities under such securities or "blue sky" laws of such jurisdictions as the holders of a majority of Registrable Securities sought to be registered reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable the holders of a majority of Registrable Securities sought to be registered to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders and keep such registration or qualification in effect for so long as the registration statement remains effective under the Securities Act (provided that the Company shall not be required to (x) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (y) subject itself to taxation in any such jurisdiction where it would not otherwise be subject to taxation but for this paragraph or (z) consent to the general service of process in any jurisdiction where it would not otherwise be subject to general service of process but for this paragraph);

            (viii) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or of the happening of any event as a result of which, the registration statement covering such Registrable Securities, as then in effect, contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading, and promptly prepare and furnish to each such seller a supplement or amendment to the prospectus contained in such registration statement so that such Registration Statement shall not, and such prospectus as thereafter delivered to the purchasers of such Registrable Securities shall not, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or any fact necessary to make the statements therein not misleading;

            (ix) cause all such Registrable Securities to be listed on the New York Stock Exchange and/or any other securities exchange and included in each established over-the-counter market on which or through which similar securities of the Company are listed or traded and, if not so listed or traded, to be listed on the NASD automated quotation system ("Nasdaq") and if listed on Nasdaq, use its reasonable efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 under the Securities Exchange Act of 1934, as amended, or, failing that, to secure Nasdaq authorization for such Registrable Securities;

            (x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees, attorneys and independent accountants to supply all information reasonably requested by any such sellers, underwriters, attorneys, accountants or agents in connection with such registration statement. Information which the Company determines, in good faith, to be confidential shall not be disclosed by such persons unless (x) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such registration statement, or (y) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each seller of Registrable Securities agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that the information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Company unless and until such is made generally available to the public. Each seller of Registrable Securities further agrees, on its own behalf and on behalf of all its underwriters, accountants, attorneys and agents, that it will, upon learning that disclosure of such information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the information deemed confidential;

            (xi) use its best efforts to comply with all applicable laws related to such registration statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including, without limitation, the Securities Act and the Exchange
Act) and make generally available to its security holders as soon as practicable (but in any event not later than fifteen (15) months after the effectiveness of such registration statement) an earnings statement of the Company and its subsidiaries complying with Section 11(a) of the Securities Act;

            (xii) permit the Investor, if the Investor, in its sole and exclusive judgment, has determined that it might be deemed to be an underwriter or controlling person of the Company, to participate in the preparation of such registration statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of the Investor and its counsel should be included;

            (xiii) use reasonable best efforts to furnish to each seller of Registrable Securities a signed counterpart of (x) an opinion of counsel for the Company and (y) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering such matters with respect to such registration statement and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities for the account of, or on behalf of, an issuer of common stock, such opinion and comfort letters to be dated the date of such opinions and comfort letters are customarily dated in such transactions, and covering in the case of such legal opinion, such other legal matters and, in the case of such comfort letter, such other financial matters, as the holders of a majority of the Registrable Securities being sold may reasonably request;

            (xiv) take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities; and

            (xv) the Company shall use its reasonable best efforts so that in lieu of exercising any Warrant prior to or simultaneously with the filing or the effectiveness of any registration statement filed pursuant to this Article V, the holder of such Warrant may sell such Warrant to the underwriter of the offering being registered upon the undertaking of such underwriter to exercise such Warrant before making any distribution pursuant to such registration statement and to include the Common Stock issued upon such exercise among the securities being offered pursuant to such registration statement. The Company agrees to cause such Common Stock to be included among the securities being offered pursuant to such registration statement to be issued within such time as will permit the underwriter to make and complete the distribution contemplated by the underwriting.

        (b) Underwriting. Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters selected by the Investor, subject to the Company's reasonable approval containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the agreements contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with the sale of Registrable Securities hereunder, any seller of such Registrable Securities may, at its option, require that any and all representations and warranties by, and indemnities and agreements of, the Company to or for the benefit of such underwriter or underwriters (or which would be made to or for the benefit of such an underwriter or underwriter if such sale of Registrable Securities were pursuant to a customary underwritten offering) be made to and for the benefit of such seller and that any or all of the conditions precedent to the obligations of such underwriter or underwriters (or which would be so for the benefit of such underwriter or underwriters under a customary underwriting agreement) be conditions precedent to the obligations of such seller in connection with the disposition of its securities pursuant to the terms hereof (it being agreed that in connection with any Demand Registration, without limiting any rights or remedies of the Investor, in the event any such condition precedent shall not be satisfied and, if not so satisfied, shall not be waived by the holders of a majority of the Registrable Securities to be included in such Demand Registration, such Demand Registration shall not be counted as a permitted Demand hereunder). In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold, in such denominations as requested and (y) instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

        (c) Return of Prospectuses. Each seller of Registrable Securities hereunder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.5(a)(viii), such seller shall forthwith discontinue such seller's disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.5(a)(viii) and, if so directed by the Company, deliver to the Company all copies, other than permanent file copies, then in such seller's possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, the ninety (90)-day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section

5.5(a)(viii) to the date when all such sellers shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the SEC.

        Section 5.6.  Registration Expenses.

        All Registration Expenses shall be borne by the Company; provided, however, that in the case of a Piggyback Registration, all incremental costs resulting from applicable federal and blue sky registration and filing fees, National Association of Securities Dealers filing fees, the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on the New York Stock Exchange and underwriting discounts and commissions allocable to each Investor selling Registrable Securities shall be borne by such Investor. The Company shall be responsible for the fees and expenses not to exceed One Hundred Thousand Dollars ($100,000) in the aggregate for all sales of Registrable Securities of one (1) legal counsel retained by the Investor in connection with such sales. Notwithstanding the foregoing, the Company shall not be responsible for any additional counsel, or any of the accountants, agents or experts retained by the Investor in connection with the sale of Registrable Securities. The Company will pay its internal expenses including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance (collectively, "Internal Expenses") and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded or for listing on the New York Stock Exchange.

        Section 5.7.  Indemnification.

        (a) By the Company. The Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities being sold, its officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such holder or such an other indemnified Person against all losses, claims, damages, liabilities and expenses (collectively, the "Losses") caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or a fact necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering and without limiting any of the Company's other obligations under this Agreement, the Company shall indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of the Securities Act) such underwriters or such an other indemnified Person to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities being sold.

        (b) By the Holders of Registrable Securities. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing information regarding such holder's ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of the Securities Act) the Company or such other indemnified Person against all Losses caused by, resulting from or relating to any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such holder or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same; provided, however, that each holder's obligation to indemnify the Company hereunder shall be apportioned between each holder based upon the net amount received by each holder from the sale of Registrable Securities, as compared to the total net amount received by all of the holders of Registrable Securities sold pursuant to such registration statement, no such holder being liable to the Company in excess of such apportionment.

        (c) Notice. Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which its seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice.

        (d) Defense of Actions. In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld).

        (e) Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

        (f) Contribution. If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Investor shall be required to make a contribution in excess of the net amount received by such holder from the sale of Registrable Securities.


                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

        Section 6.1. Representations and Warranties of the Company. The Company hereby represents and warrants to the other parties hereto as follows: (a) the Company has all requisite corporate power and authority to enter into this Agreement and to perform hereunder: (b) the execution and delivery by the Company of this Agreement, and the performance by the Company hereunder, have been duly authorized by all necessary corporate action on the part of the Company; (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement by the Company or performance by the Company hereunder; and (e) the execution and delivery of this Agreement by the Company and the performance by the Company hereunder does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Company or any material agreement to which the Company is a party.

        Section 6.2. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the other parties hereto as follows:
(a) the Investor has all requisite power and authority to enter into this Agreement and to perform hereunder; (b) the execution and delivery by the Investor of this Agreement, and the performance by the Investor hereunder, have been duly authorized by all necessary action on the part of such Investor; (c) this Agreement has been duly executed and delivered by the Investor and constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally or general principles of equity; (d) no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, is required by, or with respect to, the Investor in connection with the execution and delivery of this Agreement by the Investor or the performance by the Investor hereunder; and (e) the execution and delivery of this Agreement by the Investor and the performance hereunder by the Investor does not conflict with, or result in a breach of, any law or regulation of any governmental authority applicable to the Investor or any material agreement to which the Investor is a party.


                                  ARTICLE VII.

                               GENERAL PROVISIONS

        Section 7.1. Notices. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission and by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

        If to the Company, to:

               Apria Healthcare Group Inc.
               3560 Hyland Avenue
               Costa Mesa, California  92626
               Attention: Robert S. Holcombe, Esq.
               Telecopy: (714) 427-4332


        with a copy to:

                      Gibson, Dunn & Crutcher LLP
                      333 South Grand Avenue
                      Los Angeles, California 90071-3197
                      Attention: Andrew E. Bogen, Esq.
                      Telecopy No.: (213) 617-3693



        If  to the Investor, to:

                      Joseph Littlejohn & Levy
                      450 Lexington Avenue, Suite 3350
                      New York, New York 10017
                      Attention:  Paul S. Levy
                      Telecopy No.:  (212) 268-8626

        with a copy to:

                      Skadden, Arps, Slate, Meagher & Flom LLP
                      919 Third Avenue
                      New York, New York  10022
                      Attention:  J. Gregory Milmoe, Esq.
                      Telecopy No.: (212) 735-2000


        If to Relational Investors, LLC, to:

                      4330 LaJolla Village Drive
                      Suite 220
                      San Diego, California  92122
                      Attention: Ralph Whitworth
                      Telecopy No.: (619) 597-8200


        If to HBI Financial, Inc., to:

                      949 South Coast Drive
                      Suite 600
                      Costa Mesa, California  92626

                      Attn: Mr. George Arygros
                      Telecopy No.: (714) 481-5055

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

        Section 7.2.  Assignment; Binding Effect; Benefit; Successors.

        (a) Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise).

        (b) In the event that the Company shall enter into a merger, consolidation or other similar type transaction, all of the terms of this Agreement relating to the Company, as applicable, shall apply to the surviving corporation.

        Section 7.3. Entire Agreement. Upon the effectiveness hereof, this Agreement and any certificate delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings (oral and written) among the parties with respect thereto.

        Section 7.4. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by or on behalf of each of the parties hereto.

        Section 7.5. Governing Law; Venue and Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (without regard to conflict of laws principles which would require the application of the laws of any other State). Each of the parties hereto agrees that any legal action or proceeding with respect to this Agreement may be brought in the Courts of the State of Delaware or the United States District Courts located in the State of Delaware and, by execution and delivery of this Agreement, each party hereto hereby irrevocably submits itself in respect of its property, generally and unconditionally to the non-exclusive jurisdiction of the aforesaid courts in any legal action or proceeding arising out of this Agreement. Each of the parties hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to in the preceding sentence. Each party hereto hereby consents to process being served in any such action or proceeding by the mailing of a copy thereof to the address set forth in Section
7.1 hereof and agrees that such service upon receipt shall constitute good and sufficient service of process or notice thereof. Nothing in this Section 7.5 shall affect or eliminate any right to serve process in any other matter permitted by law.

        Section 7.6. Counterparts; Effective Date. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies of this Agreement, each of which may be signed by less than all of the parties hereto, but together all such copies are signed by all of the parties hereto. This Agreement shall become effective at the time of the Recapitalization Closing and shall be of no further force and effect upon the termination of the Stock Purchase Agreement.

        Section 7.7. Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

        Section 7.8. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, "including" shall mean including, without limitation, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

        Section 7.9. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or otherwise affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

        Section 7.10. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was other-wise breached; and that money damages would not constitute adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled at law or in equity.

        IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf as of the day and year first written above.

                                       APRIA HEALTHCARE GROUP INC.



                                       By: /s/ LAWRENCE M. HIGBY
                                          -------------------------------------
                                          Name:  Lawrence M. Higby
                                          Title:


                                       JLL ARGOSY APRIA, LLC

                                       By: JOSEPH LITTLEJOHN & LEVY
                                           FUND III, L.P.,  manager member

                                       By: JLL ASSOCIATES, L.P., general partner


                                       By: /s/ PAUL S. LEVY
                                          -------------------------------------
                                          Name:  Paul S. Levy
                                          Title: General Partner


                                       RELATIONAL INVESTORS, LLC


                                       By: /s/ RALPH WHITWORTH
                                          -------------------------------------
                                          Name:  Ralph Whitworth
                                          Title:


                                       HBI FINANCIAL, INC.


                                       By: /s/ GEORGE ARGYROS
                                          -------------------------------------
                                          Name:  George Argyros
                                          Title:

                                       JOSEPH LITTLEJOHN & LEVY
                                       FUND III, LP


                                       By: /s/ PAUL S. LEVY
                                          -------------------------------------
                                       Name: Paul S. Levy
                                       Title: General Partner


                                       CIBC WG ARGOSY MERCHANT
                                       FUND 2, LLC


                                       By: /s/ ANDREW R. HEYER
                                          -------------------------------------
                                       Name:  Andrew R. Heyer
                                       Title: Managing Director